EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

CapsoVision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value of $0.001 per share, issuable pursuant to the Registrant’s 2025 Equity Incentive Plan	Other(3)	4,204,204	$4.30	$18,078,077	0.0001531	$2,768

Equity	Common Stock, par value of $0.001 per share, issuable pursuant to the Registrant’s Amended and Restated 2005 Stock Plan	Other(3)	2,043,870	$0.68	$1,389,832	0.0001531	$213

Total Offering Amounts					$19,467,909		$2,981

Total Fee Offsets							$0

Net Fee Due							$2,981

(1) This Registration Statement covers, in addition to the number of shares of CapsoVision, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the CapsoVision, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) and the CapsoVision, Inc. Amended and Restated 2005 Stock Plan (the “2005 Plan” and together with the 2025 Plan, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price for the shares issuable pursuant to the 2025 Plan are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on July 7, 2025, in accordance with Rule 457(c) of the Securities Act, and for the shares issuable pursuant to the 2005 Plan are based upon the weighted-average exercise price of the outstanding options under that Plan, in accordance with Rule 457(h) of the Securities Act.

(3) The registration fee has been calculated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act.